Exhibit 99.2

SUPPLEMENTAL REPORTING PACKAGE

SECOND QUARTER 2018

DCT INDUSTRIAL

DCT® INDUSTRIAL

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	risks associated with our ability to consummate the merger and the timing and closing of the merger;

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Second Quarter 2018 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Rental revenues	$109,781	$104,217	$219,204	$209,641
Institutional capital management and other fees	288	304	672	776
Total revenues	110,069	104,521	219,876	210,417

OPERATING EXPENSES:
Rental expenses	9,246	9,226	19,485	18,688
Real estate taxes	17,061	15,529	33,785	32,295
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
General and administrative	12,824	7,821	20,288	15,013
Casualty loss (gain)	240	—	245	(270)
Total operating expenses	81,267	74,023	156,931	148,778
Operating income	28,802	30,498	62,945	61,639

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,089	2,737	2,166	4,253
Gain on dispositions of real estate interests	11,784	28,076	43,974	28,102
Interest expense	(16,133)	(16,805)	(32,183)	(33,560)
Other expense	(114)	(7)	(80)	(12)
Impairment loss on land	—	(938)	(371)	(938)
Income tax expense and other taxes	(140)	(69)	(221)	(203)
Consolidated net income of DCT Industrial Trust Inc.	25,288	43,492	76,230	59,281
Net income attributable to noncontrolling interests	(1,172)	(1,858)	(3,291)	(2,688)
Net income attributable to common stockholders	24,116	41,634	72,939	56,593
Distributed and undistributed earnings allocated to participating securities	(191)	(162)	(408)	(323)
Adjusted net income attributable to common stockholders	$23,925	$41,472	$72,531	$56,270

NET EARNINGS PER COMMON SHARE:
Basic	$0.25	$0.45	$0.77	$0.61
Diluted	$0.25	$0.45	$0.77	$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,101	92,307	93,956	92,030
Diluted	94,124	92,429	93,981	92,156

Second Quarter 2018 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (unaudited, amounts in thousands)

	June 30, 2018	December 31, 2017
ASSETS:
Operating portfolio	$4,296,341	$4,249,242
Properties under development	359,835	280,492
Properties in pre-development	76,864	51,883
Properties under redevelopment	10,133	9,481
Value-add acquisitions	86,173	68,673
Land held	3,656	4,026
Total investment in properties	4,833,002	4,663,797
Less accumulated depreciation and amortization	(961,173)	(919,186)
Net investment in properties	3,871,829	3,744,611
Investments in and advances to unconsolidated joint ventures	73,031	72,231
Net investment in real estate	3,944,860	3,816,842
Cash and cash equivalents	19,843	10,522
Restricted cash	15,813	14,768
Straight-line rent and other receivables, net	82,726	80,119
Other assets, net	19,904	25,740
Assets held for sale	—	62,681
Total assets	$4,083,146	$4,010,672

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$106,714	$115,150
Distributions payable	35,184	35,070
Tenant prepaids and security deposits	36,654	34,946
Other liabilities	36,669	34,172
Intangible lease liabilities, net	16,985	18,482
Line of credit	324,000	234,000
Senior unsecured notes	1,287,426	1,328,225
Mortgage notes	163,330	160,129
Liabilities related to assets held for sale	—	1,035
Total liabilities	2,006,962	1,961,209
Total stockholders’ equity	1,980,737	1,951,561
Noncontrolling interests	95,447	97,902
Total liabilities and equity	$4,083,146	$4,010,672

Second Quarter 2018 Supplemental Reporting Package	Page 4

Funds From Operations (FFO) (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$24,116	$41,634	$72,939	$56,593
Adjustments:
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
Equity in earnings of unconsolidated joint ventures, net	(1,089)	(2,737)	(2,166)	(4,253)
Equity in FFO of unconsolidated joint ventures(1)	2,718	3,394	5,469	6,632
Gain on dispositions of real estate interests	(11,784)	(28,076)	(43,974)	(28,102)
Loss on dispositions of non-depreciable real estate	—	—	(3)	—
Noncontrolling interests in the above adjustments	(1,237)	(664)	(1,780)	(2,499)
FFO attributable to unitholders	1,860	2,095	3,951	4,349
FFO attributable to common stockholders and unitholders – basic and diluted(2)	56,480	57,093	117,564	115,772
Adjustments:
Impairment loss on land	—	938	371	938
Acquisition costs	—	—	—	13
Hedge ineffectiveness (non-cash)(3)	—	(24)	—	6
Merger transaction costs(4)	5,462	—	5,462	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$61,942	$58,007	$123,397	$116,729

FFO per common share and unit – basic	$0.58	$0.59	$1.20	$1.20
FFO per common share and unit – diluted	$0.58	$0.59	$1.20	$1.20

FFO, as adjusted, per common share and unit – basic	$0.63	$0.60	$1.26	$1.21
FFO, as adjusted, per common share and unit – diluted	$0.63	$0.60	$1.26	$1.21

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	94,101	92,307	93,956	92,030
Participating securities	530	520	520	494
Units	3,210	3,520	3,267	3,592
FFO weighted average common shares, participating securities and units outstanding – basic	97,841	96,347	97,743	96,116
Dilutive common stock equivalents	23	122	25	126
FFO weighted average common shares, participating securities and units outstanding – diluted	97,864	96,469	97,768	96,242

Reconciliation of net operating income (NOI) to FFO:
NOI(5)(6)	$83,474	$79,462	$165,934	$158,658
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	2,718	3,394	5,469	6,632
Institutional capital management and other fees	288	304	672	776
Loss on dispositions of non-depreciable real estate	—	—	(3)	—
Casualty (loss) gain	(240)	—	(245)	270
General and administrative expense	(12,824)	(7,821)	(20,288)	(15,013)
Impairment loss on land	—	(938)	(371)	(938)
Interest expense	(20,769)	(19,892)	(40,972)	(39,332)
Capitalized interest expense	4,636	3,087	8,789	5,772
Other expense	(114)	(7)	(80)	(12)
Income tax expense and other taxes	(140)	(69)	(221)	(203)
FFO attributable to noncontrolling interests	(549)	(427)	(1,120)	(838)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	56,480	57,093	117,564	115,772
Adjustments:
Acquisition costs	—	—	—	13
Impairment loss on land	—	938	371	938
Hedge ineffectiveness (non-cash)	—	(24)	—	6
Merger transaction costs	5,462	—	5,462	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$61,942	$58,007	$123,397	$116,729

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

Second Quarter 2018 Supplemental Reporting Package	Page 5

Funds From Operations (FFO) (unaudited, amounts in thousands, except per share and unit data)

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (Nareit).

(3)
Effective as of January 1, 2017 and adopted in the third quarter of 2017, the Company no longer separately records hedge ineffectiveness per the adoption of the Derivatives and Hedging accounting standard update (“ASU”) 2017-12.

(4)	Costs incurred directly related to the proposed merger with Prologis, Inc. for professional services.

(5)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(6)	Includes FFO from assets held for sale.

Second Quarter 2018 Supplemental Reporting Package	Page 6

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
NOI:
Rental revenues	$109,781	$104,217	$219,204	$209,641
Rental expenses and real estate taxes	(26,307)	(24,755)	(53,270)	(50,983)
NOI(1)	$83,474	$79,462	$165,934	$158,658

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	66,434	65,712	66,434	65,712
Average occupancy	93.4%	95.6%	93.7%	95.3%
Occupancy as of period end	93.1%	95.7%	93.1%	95.7%

CONSOLIDATED OPERATING PORTFOLIO:(2)
Square feet as of period end	63,549	63,812	63,549	63,812
Average occupancy	97.3%	97.3%	97.5%	97.3%
Occupancy as of period end	96.9%	97.5%	96.9%	97.5%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$76,066	$74,934	$76,066	$74,934
Straight-line rents – increase (decrease) to revenue, net of related bad debt expense	$893	$822	$2,525	$4,220
Free rent	$1,894	$1,173	$4,099	$4,704
Revenue from lease terminations	$426	$435	$769	$936
Bad debt expense, excluding expense related to straight-line rent receivable	$(186)	$(124)	$(188)	$(11)
Net amortization of (above)/below market rents – increase to revenue	$816	$712	$1,556	$1,444
Scheduled principal amortization	$1,723	$1,616	$3,417	$3,230
Capitalized interest	$4,636	$3,087	$8,789	$5,772
Non-cash interest expense	$1,554	$1,421	$3,086	$2,690
Stock-based compensation amortization	$1,629	$1,578	$3,198	$3,004
Capitalized indirect leasing costs(3)	$790	$649	$1,570	$1,427
NOI for properties sold during current quarter	$379	$604	$1,283	$1436

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$66,581	$48,988	$124,314	$78,692
Redevelopment	284	1,245	699	4,154
Due diligence	2,090	1,089	3,560	1,563
Casualty expenditures	696	32	1,032	56
Building and land improvements	7,745	5,218	9,929	6,110
Tenant improvements and leasing costs(3)	4,808	6,963	14,476	16,690
Total capital expenditures	$82,204	$63,535	$154,010	$107,265

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

(3)	Capitalized indirect leasing costs are included in “Tenant improvements and leasing costs.”

Second Quarter 2018 Supplemental Reporting Package	Page 7

Same-Store Portfolio Analysis (unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended June 30,
Quarterly Same-Store Portfolio Analysis (Straight-Line Basis)(1)	2018	2017	Percentage Change
Number of properties	369	369
Square feet as of period end	59,694	59,694
Average occupancy	97.6%	97.2%	0.4%
Occupancy as of period end	97.4%	97.3%	0.1%

Rental revenues	$101,077	$96,686	4.5%
Less: revenue from lease terminations	(385)	(435)
Add: early termination straight-line rent adjustment	38	117
Rental revenues, excluding revenue from lease terminations	100,730	96,368	4.5%
Rental expenses and real estate taxes	(24,395)	(22,878)	6.6%
NOI, excluding revenue from lease terminations(2)	$76,335	$73,490	3.9%

Quarterly Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$100,587	$95,374	5.5%
Less: revenue from lease terminations	(385)	(435)
Add: early termination straight-line rent adjustment	38	117
Rental revenues, excluding revenue from lease terminations	100,240	95,056	5.5%
Rental expenses and real estate taxes	(24,374)	(22,878)	6.5%
Cash NOI, excluding revenue from lease terminations(2)	$75,866	$72,178	5.1%

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
Annual Same-Store Portfolio Analysis (Straight-Line Basis)(3)	2018	2017	Percentage Change	2018	2017	Percentage Change
Number of properties	368	368		368	368
Square feet as of period end	59,392	59,392		59,392	59,392
Average occupancy	97.6%	97.0%	0.6%	97.7%	97.3%	0.4%
Occupancy as of period end	97.4%	97.3%	0.1%	97.4%	97.3%	0.1%

Rental revenues	$100,760	$96,309	4.6%	$201,325	$194,446	3.5%
Less: revenue from lease terminations	(385)	(435)		(648)	(937)
Add: early termination straight-line rent adjustment	39	117		87	134
Rental revenues, excluding revenue from lease terminations	100,414	95,991	4.6%	200,764	193,643	3.7%
Rental expenses and real estate taxes	(24,405)	(22,789)	7.1%	(49,162)	(46,882)	4.9%
NOI, excluding revenue from lease terminations(2)	$76,009	$73,202	3.8%	$151,602	$146,761	3.3%

Annual Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$100,291	$95,141	5.4%	$199,725	$189,573	5.4%
Less: revenue from lease terminations	(385)	(435)		(648)	(937)
Add: early termination straight-line rent adjustment	39	117		87	134
Rental revenues, excluding revenue from lease terminations	99,945	94,823	5.4%	199,164	188,770	5.5%
Rental expenses and real estate taxes	(24,383)	(22,789)	7.0%	(49,141)	(46,888)	4.8%
Cash NOI, excluding revenue from lease terminations(2)	$75,562	$72,034	4.9%	$150,023	$141,882	5.7%

(1)
Includes all consolidated stabilized acquisitions acquired before April 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to April 1, 2017. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(3)
Includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2017. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Second Quarter 2018 Supplemental Reporting Package	Page 8

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs(3)	Turnover Costs Per Square Foot(3)
SECOND QUARTER 2018		(in thousands)			(in months)	(in thousands)
New	13	581	13.8%	28.5%	64	$1,778	$3.06
Renewal	34	2,242	9.8%	32.7%	54	3,049	1.36
Developments, redevelopments and value-add acquisitions	4	285	N/A	N/A	87	N/A	N/A
Total/Weighted Average	51	3,108	10.5%	32.0%	59	$4,827	$1.71
Weighted Average Retention(4)	74.0%

YEAR TO DATE 2018
New	26	1,239	15.9%	32.9%	60	$5,427	$4.38
Renewal	59	3,717	11.0%	33.5%	53	5,724	1.54
Value-add acquisitions, developments and redevelopments	12	697	N/A	N/A	81	N/A	N/A
Total/Weighted Average	97	5,653	12.1%	33.3%	58	$11,151	$2.25
Weighted Average Retention(4)	76.8%

FOUR QUARTERS ROLLING
New	60	2,553	15.0%	28.7%	66	$15,446	$6.05
Renewal	108	7,008	8.5%	28.2%	56	11,633	1.66
Developments, redevelopments and value-add acquisitions	24	1,826	N/A	N/A	83	N/A	N/A
Total/Weighted Average	192	11,387	10.2%	28.3%	63	$27,079	$2.83
Weighted Average Retention(4)	79.7%

(1)	Reflects leases executed during the periods presented. Excludes leases with a term shorter than one year.

(2)	Assumes no exercise of lease renewal options, if any.

(3)
The estimated turnover costs associated with leases signed on developments, Redevelopments and Value-Add Acquisitions are included in the total projected costs for those investments and are therefore excluded from the leasing statistics.

(4)	Excludes leases signed on developments, Redevelopments and Value-Add Acquisitions.

Second Quarter 2018 Supplemental Reporting Package	Page 9

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Portfolio by Market(1)

	2018(2)		2019		2020
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	195	2.6%	912	12.2%	1,295	17.4%
Baltimore/Washington D.C.	73	3.6%	424	20.8%	109	5.3%
Chicago	167	2.3%	537	7.4%	847	11.7%
Cincinnati	66	2.1%	480	15.6%	662	21.5%
Dallas	137	2.2%	906	14.4%	615	9.8%
Denver	63	6.3%	299	29.9%	144	14.4%
Houston	39	0.8%	359	7.4%	780	16.1%
Indianapolis	—	0.0%	140	16.6%	—	0.0%
Miami	123	7.3%	63	3.7%	257	15.2%
Nashville	—	0.0%	550	26.6%	—	0.0%
New Jersey	—	0.0%	50	4.3%	95	8.2%
Northern California	125	2.9%	1,793	42.2%	823	19.4%
Orlando	26	1.4%	295	16.3%	286	15.8%
Pennsylvania	150	5.2%	774	26.7%	779	26.9%
Phoenix	—	0.0%	211	10.6%	220	11.0%
Seattle	37	0.9%	226	5.4%	873	21.0%
Southern California	797	8.8%	413	4.5%	781	8.6%
Total	1,998	3.2%	8,432	13.6%	8,566	13.8%

Lease Expirations for Consolidated Portfolio Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2018(2)	1,998	$14,690	4.1%
2019	8,432	39,641	11.0%
2020	8,566	45,840	12.7%
2021	11,448	64,924	18.0%
2022	8,893	51,541	14.3%
Thereafter	22,543	143,950	39.9%
Total occupied	61,880	$360,586	100.0%
Available or leased but not occupied	4,554
Total consolidated properties	66,434

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes leases with an initial term of less than one year.

(3)	Percentage is based on consolidated occupied square feet as of June 30, 2018 in each market and in total.

(4)	Annualized base rent includes contractual rents in effect at the date of the lease expiration.

Second Quarter 2018 Supplemental Reporting Package	Page 10

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income (Cash NOI)	For the Three Months Ended June 30, 2018
NOI(1)	$83,474
Less:
Revenue from lease terminations	(426)
Straight-line rents, net of related bad debt expense	(893)
Net amortization of above/(below) market rents	(816)
Cash NOI, excluding revenue from lease terminations(1)	81,339
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	2,834
Proportionate share of Cash NOI relating to noncontrolling interests	(614)
Cash NOI attributable to common stockholders(1)	83,559

NOI adjustments to normalize Cash NOI:
Free rent(3)	1,150
Partial quarter adjustment for stabilized properties acquired(4)	135
Partial quarter adjustment for properties disposed(5)	(385)
Partial quarter adjustment for development properties stabilized(6)	587
Partial quarter adjustment for redevelopment properties stabilized(6)	—
Partial quarter adjustment for value-add acquisitions stabilized(6)	—
Development properties not stabilized(7)	(189)
Redevelopment properties not stabilized(7)	—
Value-add acquisitions not stabilized(7)	(10)
NOI adjustments, net	1,288
Proforma Cash NOI(1)	$84,847

Other income:
Institutional capital management and other fees	$288

Balance Sheet Items	As of June 30, 2018
Other assets:
Cash, cash equivalents and restricted cash	$35,656
Other receivables, net	6,661
Other tangible assets, net(8)	18,359
DCT's proportionate share of other tangible assets related to unconsolidated joint ventures	3,918
DCT's proportionate share of pre-development costs related to unconsolidated joint ventures	20,838
Development properties at book value	359,835
Properties in pre-development at book value	76,864
Redevelopment properties at book value	10,133
Value-add acquisitions at book value	86,173
Land held at book value	3,656
Other assets	$622,093

Liabilities:
Line of credit, senior unsecured notes and mortgage notes(9)	$1,774,038
DCT's proportionate share of debt related to unconsolidated joint ventures(10)	51,512
Accounts payable, accrued expenses and distributions payable	141,898
Tenant prepaids and security deposits	36,654
Other tangible liabilities	6,975
Estimated remaining cost to complete stabilized development, redevelopment and value-add acquisition buildings	2,782
Liabilities	$2,013,859

Other information:(11)
Common shares outstanding at period end	94,113,116
Operating partnership units outstanding at period end	3,196,190

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)
Amount is determined as our share of Cash NOI from unconsolidated joint ventures. Although we contributed 100% of the initial cash equity capital required by the SCLA venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. Our proportional share of profits and losses related to the SCLA and JP Morgan ventures during the quarter were approximately 74.2% and 20.0%, respectively.

(3)	Excludes approximately $0.7 million of free rent given during the quarter at properties associated with footnotes 4, 5, 6 and 7 below.

(4)	Reflects three months of expected Cash NOI for stabilized properties acquired during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(5)	Reflects actual Cash NOI recognized during the quarter for properties disposed of during the quarter.

(6)
Reflects three months of proforma Cash NOI for development, Redevelopment and Value-Add Acquisitions properties stabilized during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(7)	Reflects actual Cash NOI recognized during the quarter for development, Redevelopment and Value-Add Acquisitions not stabilized as of the end of the quarter.

(8)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $0.7 million.

(9)	Excludes $1.1 million of premiums, $6.3 million of noncontrolling interests' share of consolidated debt and $6.7 million of deferred loan costs, net of amortization.

(10)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.

(11)	Excludes 0.5 million of participating securities.

Second Quarter 2018 Supplemental Reporting Package	Page 11

Property Overview (unaudited)

As of June 30, 2018

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING PORTFOLIO:		(in thousands)			(in thousands)
Atlanta	35	7,883	11.9%	94.6%	$28,044	$3.76	8.7%
Baltimore/Washington D.C.	18	2,164	3.2%	94.2%	14,860	7.29	4.6%
Chicago	35	7,903	11.8%	91.5%	35,561	4.92	11.0%
Cincinnati	24	3,076	4.5%	100.0%	11,664	3.79	3.6%
Dallas	41	6,235	9.3%	100.0%	24,595	3.94	7.6%
Denver	7	969	1.5%	94.0%	4,893	5.37	1.5%
Houston	40	5,013	7.5%	96.7%	28,844	5.95	8.9%
Indianapolis	2	844	1.3%	100.0%	3,532	4.18	1.1%
Miami(4)	12	1,578	2.4%	98.7%	12,316	7.91	3.8%
Nashville	4	2,064	3.1%	100.0%	7,182	3.48	2.2%
New Jersey	8	1,313	2.0%	88.4%	6,199	5.34	1.9%
Northern California	27	4,301	6.5%	97.9%	28,261	6.71	8.8%
Orlando	21	1,864	2.8%	97.0%	8,832	4.88	2.7%
Pennsylvania	13	3,038	4.6%	95.4%	14,528	5.01	4.5%
Phoenix	21	1,997	3.0%	100.0%	9,830	4.92	3.0%
Seattle	32	4,207	6.3%	98.7%	26,056	6.28	8.1%
Southern California(4)	48	9,100	13.7%	99.8%	56,359	6.21	17.5%
Total/weighted average – operating portfolio	388	63,549	95.4%	96.9%	321,556	5.22	99.5%

DEVELOPMENT PROPERTIES:
Chicago	2	307	0.5%	0.0%	—	—	0.0%
Dallas	1	112	0.2%	47.9%	—	—	0.0%
Denver	1	168	0.3%	0.0%	—	—	0.0%
Miami	2	299	0.5%	44.9%	1,011	7.54	0.3%
Northern California	1	796	1.2%	0.0%	—	—	0.0%
Total/weighted average – development properties	7	1,682	2.7%	11.2%	1,011	5.38	0.3%

REDEVELOPMENT PROPERTIES:
Orlando	1	121	0.2%	0.0%	—	—	0.0%
Total/weighted average – redevelopment properties	1	121	0.2%	0.0%	—	—	0.0%

VALUE-ADD ACQUISITIONS:
Chicago	1	788	1.2%	0.0%	—	—	0.0%
Denver	3	257	0.4%	34.4%	510	5.77	0.2%
Northern California(5)	1	37	0.1%	100.0%	—	—	0.0%
Total/weighted average – value-add acquisitions	5	1,082	1.7%	11.6%	510	4.05	0.2%

Total/weighted average – consolidated properties	401	66,434	100.0%	93.1%	$323,077	$5.22	100.0%

See footnotes on next page.

Second Quarter 2018 Supplemental Reporting Package	Page 12

Property Overview (continued)

As of June 30, 2018

Markets	Number of Buildings	Percentage Owned(6)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED JOINT VENTURES:(7)			(in thousands)			(in thousands)
OPERATING PORTFOLIO IN UNCONSOLIDATED JOINT VENTURE:
Southern California Logistics Airport(8)	8	50.0%	2,975	39.2%	99.6%	$11,754	$3.97	37.7%
Total/weighted average – unconsolidated operating portfolio	8	50.0%	2,975	39.2%	99.6%	11,754	3.97	37.7%

OPERATING PORTFOLIO IN CO-INVESTMENT VENTURE:
Chicago	2	20.0%	1,033	13.6%	100.0%	4,404	4.26	14.1%
Cincinnati	1	20.0%	543	7.2%	100.0%	2,240	4.13	7.2%
Dallas	1	20.0%	540	7.1%	100.0%	1,857	3.42	6.0%
Denver	5	20.0%	773	10.2%	100.0%	4,445	5.75	14.2%
Nashville	2	20.0%	1,020	13.5%	100.0%	3,131	3.07	10.0%
Orlando	2	20.0%	696	9.2%	91.4%	3,374	5.31	10.8%
Total/weighted average – co-investment operating properties	13	20.0%	4,605	60.8%	98.7%	19,451	4.28	62.3%
Total/weighted average – unconsolidated portfolio	21	31.8%	7,580	100.0%	99.0%	$31,205	$4.16	100.0%

(1)	Based on leases commenced as of June 30, 2018.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of June 30, 2018, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $4.7 million, which excludes free rent related to developments, Redevelopments and Value-Add Acquisitions not stabilized during the three months ended June 30, 2018, based on the first month of cash base rent.

(4)	As of June 30, 2018, our ownership interest in the Miami and Southern California properties was 99.7% and 95.4%, respectively, based on equity ownership weighted by square feet.

(5)	Building was acquired via a sale-leaseback transaction with a short lease that expires on August 31, 2018.

(6)	Percentage owned is based on equity ownership weighted by square feet.

(7)	See Definitions for additional information.

(8)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Second Quarter 2018 Supplemental Reporting Package	Page 13

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2018

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q2-2018	Cumulative Costs at 6/30/2018	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q2 2018
2560 White Oak Expansion	Chicago	4	—	54	100%	$1,113	$4,112	$4,498	Q2-2018	100%
DCT Miller Road	Dallas	17	1	270	100%	308	16,647	16,647	Q3-2017	100%
DCT Rail Center 225, B	Houston	13	1	222	100%	3,037	13,169	14,660	Q2-2018	100%
DCT Petroport Industrial Park Building I	Houston	12	1	89	100%	1,291	6,803	6,803	Q2-2018	100%
DCT Petroport Industrial Park Building II	Houston	22	1	163	100%	481	9,805	9,805	Q2-2018	100%
	Total	68	4	798	100%	$6,230	$50,536	$52,413		100%
Projected Stabilized Yield(4)		7.4%

Development Projects in Lease-Up
DCT Stockyards Industrial Center	Chicago	10	1	167	100%	$249	$14,514	$17,813	Q4-2017	84%
DCT Greenwood	Chicago	8	1	140	100%	543	10,616	11,887	Q4-2017	57%
DCT DFW Trade Center	Dallas	10	1	112	100%	106	9,433	9,797	Q3-2017	48%
DCT Summit Distribution Center	Denver	12	1	168	100%	317	12,369	13,856	Q4-2017	0%
DCT Commerce Building D	Miami	8	1	137	100%	473	14,316	16,119	Q2-2018	0%
DCT Commerce Building E	Miami	10	1	162	100%	633	21,086	21,400	Q2-2018	83%
DCT Arbor Avenue	Northern California	40	1	796	100%	963	45,683	54,085	Q1-2018	0%
	Total	98	7	1,682	100%	$3,284	$128,017	$144,957		24%

Development Projects Under Construction
DCT River West Distribution Center Phase II	Atlanta	60	1	926	100%	$4,730	$12,514	$46,711	Q4-2018	0%
DCT Terrapin Commerce Center Building I	Baltimore/Wash. D.C.	13	1	126	100%	1,246	11,779	14,852	Q3-2018	0%
DCT Terrapin Commerce Center Building II	Baltimore/Wash. D.C.	10	1	94	100%	1,585	9,180	10,990	Q3-2018	0%
DCT Pinnacle Industrial Center	Chicago	26	1	407	100%	14,352	14,352	30,625	Q4-2018	0%
DCT Freeport West Building II	Dallas	7	1	111	100%	2,752	6,874	10,496	Q3-2018	0%
DCT Freeport West Building III	Dallas	6	1	83	100%	2,055	5,085	7,962	Q3-2018	0%
Seneca Commerce Center Building I	Miami	13	1	222	90%	1,960	17,396	22,242	Q3-2018	0%
Seneca Commerce Center Building IV	Miami	4	1	62	90%	1,434	6,352	8,322	Q3-2018	0%
Midline Commerce Center	New Jersey	34	1	440	100%	4,410	28,808	36,055	Q3-2018	0%
DCT Northline Building I	New Jersey	71	1	913	100%	21,572	21,572	68,955	Q2-2019	0%
DCT Williams Corporate Center	Northern California	4	1	75	100%	1,503	13,165	15,010	Q3-2018	0%
DCT Airport Distribution Center Building E	Orlando	6	1	102	100%	2,481	5,244	7,502	Q3-2018	0%
DCT Rockline Commerce Center Building I	Pennsylvania	8	1	112	100%	1,527	9,448	10,758	Q3-2018	100%
DCT Rockline Commerce Center Building II	Pennsylvania	17	1	224	100%	4,372	15,430	18,351	Q3-2018	0%
DCT Conewago Commerce Center	Pennsylvania	8	1	100	100%	3,116	3,116	7,651	Q4-2018	100%
Blair Logistics Center Building A	Seattle	27	1	545	100%	7,864	37,563	49,878	Q3-2018	62%
Hudson Distribution Center	Seattle	15	1	288	100%	3,839	13,940	31,371	Q4-2018	0%
	Total	329	17	4,830	99%	$80,798	$231,818	$397,731		11%

Leased Pre-Development
SCLA Building 3 Expansion		26	—	466	50%	$—	$—	$25,133	Q2-2019	100%

Total Projects Under Development		453	24	6,978	97%	$84,082	$359,835	$567,821		20%
Projected Stabilized Yield – Projects Under Development(4)		6.9%

Pre-Development
DCT River West Distribution Center Phase III	Atlanta	88			100%	$107	$5,254
Enterprise Drive	Cincinnati	11			100%	1,141	1,141
DCT Midpoint Distribution Center	Dallas	6			100%	668	668
Seneca Commerce Center Building II	Miami	11			90%	269	3,175
Seneca Commerce Center Building III	Miami	11			90%	318	3,182
DCT Northline Building II	New Jersey	13			100%	3,370	3,370
DCT Hayman Logistics Center	Northern California	5			100%	8,308	8,308
DCT Airport Distribution Center Building F	Orlando	6			100%	70	1,595
DCT Airport Distribution Center Building G	Orlando	11			100%	38	2,480
Blair Logistics Center Building B	Seattle	20			100%	3	14,401
Blair Logistics Storage Yard	Seattle	6			100%	53	3,495
167 Landing Building A	Seattle	13			100%	921	5,945
167 Landing Building B	Seattle	5			100%	316	2,253
601 Monster Road	Seattle	10			100%	379	9,930
DCT Fontana West Logistics Center	Southern California	9			100%	236	8,163
DCT Jurupa Logistics Center II	Southern California	5			100%	254	3,504
	Total	230				$16,451	$76,864

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Second Quarter 2018 Supplemental Reporting Package	Page 14

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2018

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q2-2018	Cumulative Costs at 6/30/2018	Projected Investment	Completion Date(2)	Percentage Leased(3)
Redevelopment Projects in Lease-Up
6550 Hazeltine		7	1	121	100%	$295	$10,133	$10,771	Q2-2018	0%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.2%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-construction completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Second Quarter 2018 Supplemental Reporting Package	Page 15

Value-Add Acquisitions Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2018

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q2-2018	Cumulative Costs at 6/30/2018	Projected Investment	Acquisition Date	Percentage Leased(2)
Value-Add Acquisitions in Lease-Up
1101 Airport Blvd	Chicago	47	1	788	100%	$1,036	$49,436	$55,213	Q4-2017	0%
10000 E 45th Ave	Denver	7	1	147	100%	176	16,057	16,883	Q4-2016	100%
17801 E 40th Ave (3)	Denver	4	1	44	100%	—	5,318	5,550	Q2-2017	100%
16230 E Airport Circle	Denver	5	1	66	100%	7,522	7,522	8,285	Q2-2018	50%
2501 Davis Street	Northern California	2	1	37	100%	193	7,840	8,521	Q1-2018	100%
Total Value-Add Acquisitions in Lease-Up		65	5	1,082	100%	$8,927	$86,173	$94,452		24%
Projected Stabilized Yield – Value-Add Acquisitions in Lease-Up(4)		5.9%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	Percentage leased is computed as of the press release date.

(3)	Percentage leased includes a 44,000 square foot lease known move-out expected to occur within 24 months of the acquisition date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Second Quarter 2018 Supplemental Reporting Package	Page 16

Acquisition and Disposition Summary (unaudited)

For the Six Months Ended June 30, 2018

Month	Property Name	Acquisition Type	Market	Size	Occupancy at Acquisition/Disposition	Occupancy at June 30, 2018
BUILDING ACQUISITIONS:				(buildings in sq. ft.)
February	2501 Davis Street	Value-Add Acquisition(1)	Northern California	37,000	100.0%	100.0%
May	16230 E Airport Cr	Value-Add Acquisition(1)	Denver	66,000	100.0%	100.0%
May	3003 West Valley Highway East	Stabilized	Seattle	118,000	100.0%	100.0%
Total YTD Purchase Price – $34.1 million				221,000	100.0%	100.0%

LAND ACQUISITIONS:
February	DCT West Fontana Logistics Center	Pre-Development	Southern California	9.2
April	DCT Pinnacle Industrial Center	Pre-Development	Chicago	26.0
April	DCT Hayman Logistics Center	Pre-Development	Northern California	5.0
May	DCT Northline Building I and II	Pre-Development	New Jersey	84.0
May	DCT Conewago Commerce Center	Pre-Development	Pennsylvania	8.2
May	DCT Enterprise Dr	Pre-Development	Cincinnati	10.8
Total YTD Land Purchase Price – $44.6 million(2)				143.2 acres

BUILDING DISPOSITIONS:
Consolidated Properties
January	7245 S. Harl Avenue		Phoenix	27,000	100.0%
January	860 Marine Drive		Charlotte(3)	472,000	100.0%
January	Deltapoint Business Park I		Memphis(3)	885,000	100.0%
January	Shelby 5		Memphis(3)	500,000	100.0%
January	4021 Pike Lane		Northern California	38,000	100.0%
February	2827 Peterson Place		Atlanta	12,000	—%
April	660 Twin Oaks Valley Road		Southern California	49,000	100%
April	664 Twin Oaks Valley Road		Southern California	48,000	100%
June	1030 East Fabyan Parkway		Chicago	213,000	100%
June	12301-12325 Laramie Avenue		Chicago	205,000	100%
June	3575 Stern Avenue		Chicago	69,000	93%
June	7705 Foundation Dr		Cincinnati	7,000	100%
June	7765 Foundation Dr		Cincinnati	12,000	100%
June	7785 Foundation Dr		Cincinnati	12,000	100%
June	7850 Foundation Dr		Cincinnati	64,000	100%
June	6840 Foundation Dr		Cincinnati	6,000	100%
Total YTD Sales Price – $137.3 million				2,619,000	99.4%

(1)	See Definitions and Value-Add Acquisitions Overview for additional information.

(2)	YTD land purchase price includes $0.2 million for 2.9 acres purchased for a parking lot expansion on an existing operating property.

(3)	The company exited the Charlotte and Memphis markets upon the disposition of these properties.

Second Quarter 2018 Supplemental Reporting Package	Page 17

Indebtedness (unaudited, dollar amounts in thousands)

As of June 30, 2018

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of June 30, 2018
SENIOR UNSECURED NOTES:
2018 Notes, fixed rate	4.69%	4.69%	August 2018	$40,000
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.60%	4.75%	August & October 2023	360,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums, net of amortization				43
Deferred loan costs, net of amortization				(4,028)
				964,515
MORTGAGE NOTES:
Fixed rate secured debt	5.92%	5.84%	October 2018 – August 2025	155,715
Variable rate secured construction loan	4.57%	4.57%	April 2020	7,113
Premiums, net of amortization				1,036
Deferred loan costs, net of amortization				(534)
				163,330
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	3.07%	3.07%	April 2019	324,000
2020 Notes, variable rate(3)	3.17%	3.17%	April 2020	125,000
2022 Notes, fixed rate(4)	2.81%	2.81%	December 2022	200,000
Deferred loan costs, net of amortization				(2,089)
				646,911

Total carrying value of consolidated debt				$1,774,756

Fixed rate debt	4.55%	4.83%		74%
Variable rate debt	3.12%	3.12%		26%
Weighted average interest rate	4.18%	4.39%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)	4.39%	4.39%		$51,512

Scheduled Principal Payments of Debt as of June 30, 2018 (excluding premiums and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2018	$40,000	$3,335	$—	$43,335
2019	46,000	51,344	324,000	421,344
2020	50,000	79,041	125,000	254,041
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	360,000	6,366	—	366,366
2024	80,000	739	—	80,739
2025	—	451	—	451
2026	90,000	—	—	90,000
2027	—	—	—	—
Thereafter	80,000	—	—	80,000
Total	$968,500	$162,828	$649,000	$1,780,328

(1)	Effective interest rate includes direct hedging costs and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $74.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of June 30, 2018.

(3)
The senior unsecured $125.0 million term loan matures April 8, 2020 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, based on our public debt credit rating. Based on the amendment to our senior unsecured term loan in December 2017, our margin ranges between 0.90% and 1.75% per annum. Based on our current public debt credit rating, this results in a fixed rate of 2.81%.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Second Quarter 2018 Supplemental Reporting Package	Page 18

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except per share data)

Capitalization at June 30, 2018

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	94,113	$66.73	$6,280,160
Operating partnership units outstanding(2)	3,196	$66.73	213,269
Total equity market capitalization			6,493,429

Consolidated debt, excluding deferred loan costs of $6.7 million			1,781,407
Less: Noncontrolling interests’ share of consolidated debt(3)			(6,290)
Proportionate share of debt related to unconsolidated joint ventures(4)			51,512
DCT share of total debt			1,826,629
Total market capitalization			$8,320,058

DCT share of total debt to total market capitalization			22.0%

Common Stock Dividend Yield

	For the Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Dividend declared per common share	$0.36	$0.36	$0.36	$0.31	$0.31
Price per share	$66.73	$56.34	$58.78	$57.92	$53.44
Dividend yield – annualized	2.2%	2.6%	2.4%	2.1%	2.3%

Fixed Charge Coverage Ratio

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated net income of DCT Industrial Trust Inc.	$25,288	$43,492	$76,230	$59,281
Interest expense	16,133	16,805	32,183	33,560
Proportionate share of interest expense from unconsolidated joint ventures(4)	551	270	1,083	541
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(4)	1,189	1,234	2,405	2,457
Income tax expense and other taxes	140	69	221	203
Impairment loss on land	—	938	371	938
Non-FFO gain on dispositions of real estate interests	(11,784)	(28,076)	(43,974)	(28,102)
EBITDAre(5)	73,413	76,179	151,647	151,930
Stock-based compensation	1,629	1,578	3,198	3,004
Adjusted EBITDA	$75,042	$77,757	$154,845	$154,934

CALCULATION OF FIXED CHARGES:
Interest expense	$16,133	$16,805	$32,183	$33,560
Capitalized interest	4,636	3,087	8,789	5,772
Amortization of loan costs and debt premium/discount	(549)	(422)	(1,058)	(638)
Other non-cash interest expense	(1,005)	(999)	(2,028)	(2,052)
Proportionate share of interest expense from unconsolidated joint ventures(4)	551	270	1,083	541
Total fixed charges	$19,766	$18,741	$38,969	$37,183

Fixed charge coverage ratio	3.6x	4.1x	4.0x	4.2x

(1)	Excludes 0.4 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of June 30, 2018.

(2)	Operating partnership unit per share price is based on the per share closing price of DCT's common stock.

(3)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(4)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

(5)	EBITDAre as defined by the National Association of Real Estate Investment Trusts (Nareit).

Second Quarter 2018 Supplemental Reporting Package	Page 19

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of June 30, 2018

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.8%
Fixed charge coverage ratio	> 1.5 x	3.83 x
Secured debt leverage ratio	< 45%	5.2%
Unencumbered assets to unsecured debt	> 1.67 x	2.57 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	31.7%
Fixed charge coverage ratio	> 1.5 x	3.78 x
Secured debt leverage ratio	< 35%	3.6%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	35.8%
Fixed charge coverage ratio	> 1.5 x	4.08 x
Secured debt leverage ratio	< 40%	3.3%
Unencumbered assets to unsecured debt	> 1.50 x	2.72 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB (Stable)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Second Quarter 2018 Supplemental Reporting Package	Page 20

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Six Months Ended June 30, 2018
	JP Morgan	Stirling Capital Investments
Total rental revenues	$12,888	$8,976
Rental expenses and real estate taxes	(3,048)	(1,319)
Depreciation and amortization	(4,149)	(3,151)
General and administrative expense	(386)	(885)
Operating income	5,305	3,621
Interest expense	—	(2,546)
Other expense	(14)	(6)
Net income	$5,291	$1,069
Other Data:
Number of properties	13	8
Square feet (in thousands)	4,605	2,975
Occupancy	98.7%	99.6%
DCT ownership(1)	20.0%	50.0%	(2)

Balance Sheet

	As of June 30, 2018
	JP Morgan	Stirling Capital Investments
Total investment in properties	$271,846	$148,586
Accumulated depreciation and amortization	(82,485)	(40,904)
Net investment in properties	189,361	107,682
Cash, cash equivalents and restricted cash	4,144	1,795
Other assets	4,513	2,578
Total assets	198,018	112,055

Other liabilities	4,806	1,210
Secure debt maturities – 2019	—	59,970	(3)
Secure debt maturities – 2021	—	6,216	(4)
Secure debt maturities – thereafter	—	42,295	(5)
Total secured debt	—	108,481
Total liabilities	4,806	109,691
Partners or members' capital	193,212	2,364
Total liabilities and partners or members' capital	$198,018	$112,055

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)	$60.1 million of debt, excluding $0.1 million of deferred loan costs, required interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%.

(4)	$6.2 million of debt is payable to DCT, requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

(5)
$29.6 million of debt, excluding $0.5 million of deferred loan costs, requires principal and interest payments through May 2024 and has a fixed interest rate of 4.6%. $13.3 million of debt, excluding $0.2 million of deferred loan costs, requires principal and interest payments through July 2024 and has a variable interest rate of LIBOR plus 2.5%.

Second Quarter 2018 Supplemental Reporting Package	Page 21

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement.

Cash Basis Rent Growth:
Cash Basis Rent Growth reflects the percentage change in base rent of the lease executed during the period compared to base rent of the prior lease on the same space. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease (holdover payments are excluded). If the first payment under the new lease is less than 50% of the second year’s base rent (a “teaser rate”), then we use the second year’s base rent payment compared to the base rent of the last regular monthly base rent payment due prior to the termination of the lease (holdover payments on the preceding lease are excluded from the calculation). All base rents are compared on a net basis. Base rent under gross or similar type leases are converted to a net base rent based on an estimate of the applicable recoverable expenses.
Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Deferred acquisition costs identified during due diligence needed to stabilize an asset and/or bring an asset up to our physical standards.

EBITDAre:
In conformance with the National Association of Real Estate Investment Trusts ("Nareit") definition that was issued via a white paper in September 2017, the Company has adopted the Nareit definition of EBITDAre. This definition of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") is defined as consolidated net income of DCT Industrial, Inc., excluding gains or losses from sales of depreciable real estate property and impairments of depreciated assets including in unconsolidated investments caused by a decrease in value of depreciated property, plus interest, income taxes, depreciation and amortization. All adjustments as described above also reflect the Company's share of EBITDAre in unconsolidated investments.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers FFO, as defined by Nareit, to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.
Nareit developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.
FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:
•
Add real estate-related depreciation and amortization;
•
Subtract gains from dispositions of real estate held for investment purposes;
•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•
Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

FFO, As Adjusted:
We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, merger transaction costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, merger transaction costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Nareit’s definition of FFO is subject to interpretation, and modifications to the Nareit definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.

GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Second Quarter 2018 Supplemental Reporting Package	Page 22

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty gains, gain on dispositions of real estate interests, impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$24,116	$41,634	$72,939	$56,593
Net income attributable to noncontrolling interests	1,172	1,858	3,291	2,688
Income tax expense and other taxes	140	69	221	203
Impairment loss on land	—	938	371	938
Other expense	114	7	80	12
Interest expense	16,133	16,805	32,183	33,560
Equity in earnings of unconsolidated joint ventures, net	(1,089)	(2,737)	(2,166)	(4,253)
General and administrative expense	12,824	7,821	20,288	15,013
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
Gain on dispositions of real estate interests	(11,784)	(28,076)	(43,974)	(28,102)
Casualty loss (gain)	240	—	245	(270)
Institutional capital management and other fees	(288)	(304)	(672)	(776)
Total NOI	$83,474	$79,462	$165,934	$158,658

Quarterly Same-Store Portfolio NOI:
Total NOI	$83,474	$79,462
Less NOI – non-same-store properties	(6,792)	(5,654)
Less revenue from lease terminations	(385)	(435)
Add early termination straight-line rent adjustment	38	117
NOI, excluding revenue from lease terminations	76,335	73,490
Less straight-line rents, net of related bad debt expense	82	(620)
Less amortization of above/(below) market rents	(551)	(692)
Cash NOI, excluding revenue from lease terminations	$75,866	$72,178

Annual Same-Store Portfolio NOI:
Total NOI	$83,474	$79,462	$165,934	$158,658
Less NOI – non-same-store properties	(7,119)	(5,942)	(13,771)	(11,094)
Less revenue from lease terminations	(385)	(435)	(648)	(937)
Add early termination straight-line rent adjustment	39	117	87	134
NOI, excluding revenue from lease terminations	76,009	73,202	151,602	146,761
Less straight-line rents, net of related bad debt expense	95	(485)	(482)	(3,451)
Less amortization of above/(below) market rents	(542)	(683)	(1,097)	(1,428)
Cash NOI, excluding revenue from lease terminations	$75.562	$72.034	$150,023	$141,882

Operating Portfolio:
Includes all consolidated stabilized properties. Developments, Redevelopments and Value-Add Acquisitions are placed into the Operating Portfolio upon stabilization. Stabilized acquisitions are included in the Operating Portfolio upon acquisition. Once a property is included in the Operating Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Second Quarter 2018 Supplemental Reporting Package	Page 23

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended June 30, 2018
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$24,116
Net income attributable to noncontrolling interests	1,172
Income tax expense and other taxes	140
Other expense	114
Interest expense	16,133
Equity in earnings of unconsolidated joint ventures, net	(1,089)
General and administrative expense	12,824
Real estate related depreciation and amortization	41,896
Gain on dispositions of real estate interests	(11,784)
Casualty loss	240
Institutional capital management and other fees	(288)
Total NOI	83,474
Less:
Revenue from lease terminations	(426)
Straight-line rents, net of related bad debt expense	(893)
Net amortization of below market rents	(816)
Cash NOI, excluding revenue from lease terminations	81,339
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	2,834
Proportionate share of Cash NOI relating to noncontrolling interests	(614)
Cash NOI attributable to common stockholders	83,559

NOI adjustments to normalize Cash NOI:
Free rent	1,150
Partial quarter adjustment for properties acquired	135
Partial quarter adjustment for properties disposed	(385)
Partial quarter adjustment for development properties stabilized	587
Value-add acquisitions not yet placed into operating portfolio	(10)
Development properties not yet placed into operating portfolio	(189)
NOI adjustments, net	1,288
Proforma Cash NOI	$84,847

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI on a straight-line basis divided by total projected investment for Developments, Redevelopments and Value-Add Acquisitions.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include previously stabilized properties taken out of service to change the properties' use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (vacancies anticipated at acquisition square feet + bankruptcy and early termination square feet)).

Sales Price:
Contractual price of real estate sold.

Second Quarter 2018 Supplemental Reporting Package	Page 24

Definitions (continued)

Same-Store:
Annual Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2017. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.
Quarterly Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before April 1, 2017 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to April 1, 2017. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.
Same-Store NOI Growth:
Same-Store NOI Growth is calculated by dividing the change in NOI applicable to same-store properties only, period over period, by the preceding period's same-store properties' NOI. We consider NOI from our Annual and Quarterly Same-Store Portfolios to be useful measures in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating portfolio square feet as of March 31, 2018	63,316
Acquisitions	118
Dispositions	(685)
Value-add acquisitions, developments and redevelopments stabilized and placed into operating portfolio	798
Miscellaneous	2
Total operating portfolio square feet including assets held for sale as of June 30, 2018	63,549

Total projects under development square feet as of March 31, 2018	5,890
Construction starts	1,420
Developments stabilized and placed into operating portfolio	(798)
Total projects under development square feet as of June 30, 2018	6,512

Total projects under redevelopment square feet as of March 31, 2018 and June 30, 2018	121

Total value-add acquisitions square feet as of March 31, 2018	1,015
Acquisitions	66
Miscellaneous	1
Total value-add acquisitions square feet as of June 30, 2018	1,082
Stabilized:
Developments and Redevelopments are deemed to be stabilized upon the earlier of achieving 90% occupancy or 12 months after shell-construction completion. Value-Add Acquisitions (defined below) are deemed to be stabilized:

•	If the property acquired is less than 75% occupied upon acquisition, the property will stabilize upon the earlier of achieving 90% occupancy or 12 months from the acquisition date; or

•
If the property is acquired with known move-outs, the property will stabilize upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

All other acquisitions are deemed stabilized upon acquisition.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth reflects the percentage change in Net Effective Rent of the lease executed during the period compared to the Net Effective Rent of the prior lease on the same space (holdover payments are excluded). All net effective rents are compared on a net basis. Net Effective Rent under gross or similar type leases are converted to Net Effective Rent based on an estimate of the applicable recoverable expenses.

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover Costs and Turnover Costs Per Square Foot presented as a part of leasing statistics represent the total Turnover Costs estimated upon execution to be incurred associated with the leases signed during the period and may not ultimately reflect the actual expenditures.

Second Quarter 2018 Supplemental Reporting Package	Page 25

Definitions (continued)

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Value-Add Acquisitions:
Consolidated properties that were acquired and upon acquisition met either of the following criteria:

•	Occupancy of less than 75% upon acquisition; or

•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.
Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as Redevelopment properties.

Second Quarter 2018 Supplemental Reporting Package	Page 26